Exhibit 99.4

©2015 Great American Insurance Company is an equal opportunity provider. 301 E. Fourth Street, Cincinnati, OH 45202.

CONTINENTAL GENERAL INSURANCE COMPANY
BALANCE SHEET (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	June 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$6,651	$12,305
Investments:
Fixed maturities, available for sale at fair value (amortized cost - $211,984 and $204,107)	231,487	229,116
Equity securities, available for sale at fair value (cost - $11,644 and $10,378)	11,757	10,185
Mortgage loans	2,113	2,706
Policy loans	2,764	2,810
Other investments	223	334

Total cash and investments	254,995	257,456

Recoverables from reinsurers	420,504	420,140
Deferred policy acquisition costs	15,851	17,264
Accrued investment income	2,634	2,514
Net deferred tax asset	19,759	22,250
Other assets	3,182	4,112

Total assets	$716,925	$723,736

Liabilities and Equity:
Annuity benefits accumulated	$75,931	$78,161
Life, accident and health reserves	559,315	564,809
Other liabilities	14,063	12,840

Total liabilities	649,309	655,810

Shareholder's Equity:
Common stock, par value - $1 per share:
- 6,500,000 shares authorized
- 4,196,559 shares issued and outstanding	4,197	4,197
Capital surplus	96,792	96,674
Accumulated deficit	(38,048)	(37,575)
Accumulated other comprehensive income, net of tax	4,675	4,630

Total shareholder's equity	67,616	67,926

Total liabilities and shareholder's equity	$716,925	$723,736

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF EARNINGS (UNAUDITED)
(In Thousands)

	Six Months Ended June 30
	2015	2014
Revenues:
Life, accident and health net earned premiums	$5,263	$6,602
Net investment income	7,081	8,292
Realized gains (losses) on securities (*)	(844)	227
Other income	2,342	2,323

Total revenues	13,842	17,444

Cost and expenses:
Annuity benefits	1,179	1,350
Life, accident and health benefits	8,917	12,573
Insurance acquisition expenses, net	1,966	1,981
Other operating and general expenses	2,530	1,469

Total costs and expenses	14,592	17,373

Earnings (loss) before income taxes	(750)	71
Provision (benefit) for income taxes	(277)	18
Net earnings (loss)	$(473)	$53

(*) Consists of the following:

Realized gains (losses) before impairments	$(372)	$227

Losses on securities with impairment	(472)	-
Non-credit portion recognized in other comprehensive income (loss)	-	-
Impairment charges recognized in earnings	(472)	-
Total realized gains (losses) on securities	$(844)	$227

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)
(In Thousands)

	Six Months Ended June 30
	2015	2014
Comprehensive Income (Loss):
Net earnings (loss)	$(473)	$53
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(514)	(1,215)
Reclassification adjustment for realized losses (gains) included in net earnings (loss)	549	(148)
Total net unrealized gains (losses) on securities	35	(1,363)
Total comprehensive income (loss), net of tax	$(438)	$(1,310)

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF CHANGES IN EQUITY (UNAUDITED)
(Dollars in Thousands)

		Shareholder's Equity
	Common Shares	Common Stock and Capital Surplus	Accumulated Deficit	Accumulated Other Comp Inc. (Loss)	Total
Balance at December 31, 2014	4,196,559	$100,871	$(37,575)	$4,630	$67,926
Net loss	-	-	(473)	-	(473)
Other comprehensive income	-	-	-	45	45
Other	-	118	-	-	118
Balance at June 30, 2015	4,196,559	$100,989	$(38,048)	$4,675	$67,616

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF CASH FLOWS (UNAUDITED)
(In Thousands)

	Six Months Ended June 30
	2015	2014
Operating Activities:
Net earnings (loss)	$(473)	$53
Adjustments:
Depreciation and amortization	(21)	4
Annuity benefits	1,179	1,350
Realized (gains) losses on investing activities	844	(227)
Deferred annuity and life policy acquisition costs	(11)	(8)
Amortization of insurance acquisition costs	1,420	1,420
Change in:
Life, accident and health reserves	(217)	11,140
Recoverables from reinsurers	(364)	(3,834)
Accrued investment income	(120)	114
Net deferred tax asset	2,447	1,852
Other assets	942	1,142
Other liabilities	(1,259)	(1,718)
Other operating activities, net	77	136

Net cash provided by operating activities	4,444	11,424

Investing Activities:
Purchases of:
Fixed maturities	(16,859)	(12,507)
Equity securities	(1,690)	(1,456)
Proceeds from:
Maturities and redemptions of fixed maturities	10,766	10,264
Repayment of mortgage loans	593	102
Sales of fixed maturities	290	235
Sales of equity securities	102	-
Other investments	-	351
Other investing activities, net	46	125

Net cash used in investing activities	(6,752)	(2,886)

Financing Activities:
Annuity receipts	304	299
Annuity surrenders, benefits and withdrawals	(3,650)	(6,222)

Net cash used in financing activities	(3,346)	(5,923)

Net Change in Cash and Cash Equivalents	(5,654)	2,615
Cash and cash equivalents at beginning of year	12,305	5,267
Cash and cash equivalents at end of year	$6,651	$7,882

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

A.	Accounting Policies

Basis of Presentation The accompanying interim financial statements are unaudited; however, management believes that all adjustments (consisting of normal recurring accruals unless otherwise indicated) necessary for a fair presentation have been made. The results of operations for interim periods are not necessarily indicative of results expected for the year. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP” ) for interim reporting. These unaudited financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2014. There are no changes to our significant accounting policies described in our audited financial statements.

The financial statements include the accounts of Continental General Insurance Company (“CGI” or the “ Company”). CGI is an indirect wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”). The financial statements also include costs paid on behalf of CGI by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus.

Although the Company does not currently market any life, annuity or long-term care insurance, CGI’s product portfolio includes a diversified mix of closed blocks of life, annuity and long-term care (“LTC”) health insurance products.

The Company accepted new premium sales (Medicare supplement, critical illness and other non-health products), for certain states, through a reinsurance fronting agreement through August 2014, whereby the Company reinsures 100% of these premiums through a coinsurance agreement with Loyal American Life Insurance Company, a Cigna subsidiary.

Fair Value Measurements Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect CGI’s assumptions about the assumptions market participants would use in pricing the asset or liability.

Investments Fixed maturity and equity securities classified as “available for sale” are reported at fair value wi th unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in CGI’s Balance Sheet. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Gains or losses on securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the Statement of Earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives Derivatives included in CGI’s Balance Sheet are recorded at fair value and consist of components of certain fixed maturity securities (primarily interest-only MBS). Changes in fair value of derivatives are included in earnings.

Deferred Policy Acquisition Costs (“DPAC”) Policy acquisition costs (principally commissions and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred.

DPAC related to annuities, universal life and interest-sensitive life policies is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, universal life and interest-sensitive life policies, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity, life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in CGI’s Balance Sheet.

Reinsurance Premium revenue and benefits are reported net of the amounts related to reinsurance ceded to and assumed from other companies. Expense allowances from reinsurers are included in other operating and general expenses. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. Amounts received from reinsurers that represent recovery of acquisition costs are netted against DPAC, so that the net amount is capitalized. The cost of reinsurance is accounted for over the term of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Annuity Benefits Accumulated Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability (primarily interest credited) are charged to expense and decreases for charges are credited to annuity policy charges revenue. Reserves for traditional fixed annuities are generally recorded at the stated account value.

Life, Accident and Health Reserves Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends. Reserves for interest-sensitive whole life and universal life policies are generally recorded at contract value.

For long-duration contracts (such as traditional life and long-term care insurance policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life and long-term care insurance policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in CGI’s Balance Sheet.

Premium Recognition For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

Income Taxes The Company has an intercompany tax allocation agreement with AFG. Pursuant to the agreement, the Company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

CGI recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on CGI’s reserve for uncertain tax positions are recognized as a component of tax expense.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Benefit Plans CGI provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows For cash flow purposes, “investing activities” a re defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

B.	Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). CGI’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. CGI’s Level 2 financial instruments include corporate and municipal fixed maturity securities, mortgage-backed securities (“MBS”) and non-affiliated common stocks priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available in the circumstances. CGI’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

CGI’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company's internal investment professionals are a group of approximately 20 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing service regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

Assets measured and carried at fair value in the financial statements are summarized below (in thousands):

June 30, 2015	Level 1	Level 2	Level 3	Total
Assets:
Available for sale ("AFS") fixed maturities:
U.S. Government and government agencies	$1,732	$5,078	$-	$6,810
States, municipalities and political subdivisions	-	53,676	-	53,676
Foreign government	-	1,769	-	1,769
Residential MBS	-	34,190	7,152	41,342
Commercial MBS	-	19,833	442	20,275
Asset-backed securities ("ABS")	-	5,750	-	5,750
Corporate and other	-	100,663	1,202	101,865
Total AFS fixed maturities	1,732	220,959	8,796	231,487
Equity securities	9,684	2,062	11	11,757
Total assets accounted for at fair value	$11,416	$223,021	$8,807	$243,244

December 31, 2014	Level 1	Level 2	Level 3	Total
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$1,784	$6,475	$-	$8,259
States, municipalities and political subdivisions	-	50,237	-	50,237
Foreign government	-	1,761	-	1,761
Residential MBS	-	39,523	5,432	44,955
Commercial MBS	-	20,303	464	20,767
Asset-backed securities	-	6,137	-	6,137
Corporate and other	-	95,770	1,230	97,000
Total AFS fixed maturities	1,784	220,206	7,126	229,116
Equity securities	8,132	1,027	1,026	10,185
Total assets accounted for at fair value	$9,916	$221,233	$8,152	$239,301

At June 30, 2015 and December 31, 2014 no liabilities were carried at fair value.

There were no transfers between Level 1 and Level 2 during the six months ended June 30, 2015 or 2014. Approximately 4% of the total assets carried at fair value on June 30, 2015, were Level 3 assets. Approximately 56% ($5 million) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by CGI. Since internally developed Level 3 asset fair values represent less than 1% of the total assets measured at fair value and approximately 3% of CGI’s shareholder’s equity, changes in unobservable inputs used to determine internally developed fair values would not have a material impact on CGI’s financial position.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Changes in balances of Level 3 financial assets carried at fair value during the six months ended June 30, 2015 and 2014 are presented below (in thousands). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs. All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2014	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at June 30, 2015
AFS fixed maturities:
Residential MBS	$5,432	$29	$(39)	$-	$(193)	$2,849	$(926)	$7,152
Commercial MBS	464	(22)	-	-	-	-	-	442
Corporate and other	1,230	11	3	-	(42)	-	-	1,202
Equity securities	1,026	(15)	(33)	-	-	-	(967)	11

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2013	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at June 30, 2014
AFS fixed maturities:
Residential MBS	$7,278	$(86)	$(18)	$-	$(263)	$836	$(3,969)	$3,778
Commercial MBS	475	(5)	-	-	-	-	-	470
Asset-backed securities	1,002	-	16	-	(8)	-	-	1,010
Corporate and other	1,639	(5)	(140)	-	(53)	-	-	1,441
Equity securities	35	-	35	750	-	-	-	820

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINU ED

Fair Value of Financial Instruments The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements at June 30, 2015 and December 31, 2014 are summarized below (in thousands):

	Carrying	Estimated
	Value	Fair Value	Level 1	Level 2	Level 3
June 30, 2015
Financial assets:
Cash and cash equivalents	$6,651	$6,651	$6,651	$-	$-
Mortgage loans	2,113	2,113	-	-	2,113
Policy loans	2,764	2,764	-	-	2,764
Total financial assets not accounted for at fair value	$11,528	$11,528	$6,651	$-	$4,877

Financial liabilities:
Annuity benefits accumulated(*)	$74,562	$75,105	$-	$-	$75,105
Total financial liabilities not accounted for at fair value	$74,562	$75,105	$-	$-	$75,105

	Carrying	Estimated
	Value	Fair Value	Level 1	Level 2	Level 3
December 31, 2014
Financial assets:
Cash and cash equivalents	$12,305	$12,305	$12,305	$-	$-
Mortgage loans	2,706	2,706	-	-	2,706
Policy loans	2,810	2,810	-	-	2,810
Total financial assets not accounted for at fair value	$17,821	$17,821	$12,305	$-	$5,516

Financial liabilities:
Annuity benefits accumulated(*)	$76,702	$78,442	$-	$-	$78,442
Total financial liabilities not accounted for at fair value	$76,702	$78,442	$-	$-	$78,442

(*) Excludes life contingent annuities in the payout phase.

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of these instruments. Fair values for mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINU ED

C.	Investments

Available for sale fixed maturities and equity securities at June 30, 2015 and December 31, 2014consisted of the following (in thousands):

	June 30, 2015				December 31, 2014
	Amortized	Fair	Gross Unrealized		Amortized	Fair	Gross Unrealized
	Cost	Value	Gains	Losses	Cost	Value	Gains	Losses
Fixed Maturities:
U.S. Government and government agencies	$6,586	$6,810	$224	$-	$7,902	$8,259	$357	$-
States, municipalities and political subdivisions	50,992	53,676	3,348	(664)	46,093	50,237	4,256	(112)
Foreign government	1,493	1,769	276	-	1,493	1,761	268	-
Residential MBS	37,488	41,342	3,904	(50)	40,718	44,955	4,324	(87)
Commercial MBS	18,946	20,275	1,329	-	19,102	20,767	1,665	-
Asset-backed securities	5,516	5,750	236	(2)	5,841	6,137	320	(24)
Corporate and other	90,963	101,865	11,400	(498)	82,958	97,000	14,215	(173)
Total fixed maturities	$211,984	$231,487	$20,717	$(1,214)	$204,107	$229,116	$25,405	$(396)
Common stocks	$6,644	$6,770	$335	$(209)	$5,878	$5,700	$116	$(294)
Perpetual preferred stocks	$5,000	$4,987	$14	$(27)	$4,500	$4,485	$37	$(52)

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at June 30, 2015 and December 31, 2014 were $375,000. Gross unrealized gains on such securities at June 30, 2015 and December 31, 2014 were $228,000 and $218,000, respectively. Gross unrealized losses on such securities at June 30, 2015 and December 31, 2014 were $34,000. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate to residential MBS.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINU ED

The following tables show gross unrealized losses (dollars in thousands) on fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2015 and December 31, 2014.

	Less Than Twelve Months			Twelve Months or More
	Unrealized	Fair	Fair Value as	Unrealized	Fair	Fair Value as
June 30, 2015	Loss	Value	% of Cost	Loss	Value	% of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$-	-%	$-	$-	-%
States, municipalities and political subdivisions	(455)	8,369	95%	(209)	731	78%
Residential MBS	(12)	3,391	100%	(38)	1,325	97%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(2)	488	100%	-	-	-%
Corporate and other	(498)	11,955	96%	-	-	-%
Total fixed maturities	$(967)	$24,203	96%	$(247)	$2,056	89%
Common stocks	$(122)	$2,353	95%	$(87)	$309	78%
Perpetual preferred stocks	$(27)	$1,472	98%	$-	$-	-%

	Less Than Twelve Months			Twelve Months or More
	Unrealized	Fair	Fair Value as	Unrealized	Fair	Fair Value as
December 31, 2014	Loss	Value	% of Cost	Loss	Value	% of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$-	-%	$-	$-	-%
States, municipalities and political subdivisions	-	-	-%	(112)	3,414	97%
Residential MBS	(71)	5,186	99%	(16)	2,010	99%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(24)	465	95%	-	-	-%
Corporate and other	(173)	1,332	89%	-	-	-%
Total fixed maturities	$(268)	$6,983	96%	$(128)	$5,424	98%
Common stocks	$(129)	$2,079	94%	$(165)	$1,352	89%
Perpetual preferred stocks	$(52)	$1,449	97%	$-	$-	-%

At June 30, 2015, the gross unrealized losses on fixed maturities of $1.2 million relate to 37 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 82% of the gross unrealized loss and 88% of the fair value.

The determination of whether unrealized losses are “other-than-temporary” requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,
b)	the extent to which fair value is less than cost basis,
c)	cash flow projections received from independent sources,
d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,
e)	near-term prospects for improvement in the issuer and/or its industry,
f)	third party research and communications with industry specialists,
g)	financial models and forecasts,
h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,
i)	discussions with issuer management, and
j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINU ED

CGI analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. For the six months ended June 30, 2015 and 2014, CGI recorded $9,000 and $0, respectively, in other-than-temporary impairment charges related to its residential MBS.

CGI recorded $351,000 in other-than-temporary impairment charges on common stocks for the six months ended June 30, 2015. At June 30, 2015, the gross unrealized losses on common stocks of $209,000 relate to 10 securities, $87,000 (1 security) has been in an unrealized loss position for more than 12 months.

Management believes CGI will recover its cost basis in the securities with unrealized losses and that CGI has the ability to hold the securities until they recover in value and had no intent to sell them at June 30, 2015.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in thousands):

	2015	2014
Balance at January 1	$119	$225
Additional credit impairments on:
Securities without prior impairments	9	-

Balance at June 30	$128	$225

The table below sets forth the scheduled maturities of available for sale fixed maturities as of June 30, 2015 (dollars in thousands). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
Maturity	Cost	Amount	%
One year or less	$4,893	$5,034	2%
After one year through five years	24,404	27,063	12%
After five years through ten years	43,161	46,193	20%
After ten years	77,576	85,830	37%
Subtotal	150,034	164,120	71%

MBS (average life of approximately 5 years)	56,434	61,617	27%
ABS (average life of approximately 4 1/2 years)	5,516	5,750	2%

Total	$211,984	$231,487	100%

Certain risks are inherent in connection with fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of Shareholder’s Equity at June 30, 2015 or December 31, 2014.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINU ED

Net Unrealized Gain on Marketable Securities In addition to adjusting equity securities and fixed maturity securities classified as “available for sale” to fair value, G AAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity, life and health businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in thousands) the components of the net unrealized gain on securities that is included in AOCI in CGI’s Balance Sheet.

		June 30, 2015
	Pretax	Deferred Tax	Net
Unrealized gain on:
Fixed maturity securities	$19,503	$(6,826)	$12,677
Equity securities	113	(40)	73
Deferred policy acquisition costs	(230)	81	(149)
Life, accident and health reserves	(12,194)	4,268	(7,926)
	$7,192	$(2,517)	$4,675

		December 31, 2014
	Pretax	Deferred Tax	Net
Unrealized gain on:
Fixed maturity securities	$25,009	$(8,753)	$16,256
Equity securities	(193)	68	(125)
Deferred policy acquisition costs	(221)	77	(144)
Life, accident and health reserves	(17,472)	6,115	(11,357)
	$7,123	$(2,493)	$4,630

Net Investment Income The following table shows (in thousands) investment income earned and investment expenses incurred for the six months ended June 30.

	2015	2014
Investment income
Fixed maturities	$6,542	$7,508
Equity securities	409	629
Policy loans	85	89
Other	91	86
Gross investment income	7,127	8,312
Investment expenses	(46)	(20)

Net investment income	$7,081	$8,292

CGI’s investment portfolio is managed by a subsidiary of AFG. Investment expenses included investment management fees charged by this subsidiary of $27,000 and $1,000 for the six months ended June 30, 2015 and 2014, respectively.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINU ED

Realized gains (losses) and changes in unrealized appreciation (depreciation) related to fixed maturity and equity security investments are summarized as follows (in thousands):

			Mortgage
			Loans
	Fixed	Equity	and Other
	Maturities	Securities	Investments	Other (a)	Tax Effects	Total
Six Months ended June 30, 2015
Realized before impairments	$(406)	$(82)	$111	$5	$130	$(242)
Realized - impairments	(10)	(351)	(111)	-	165	(307)
Change in unrealized	(5,506)	306	-	5,269	(24)	45

Six Months ended June 30, 2014
Realized before impairments	$228	$-	$-	$(1)	$(79)	$148
Realized - impairments	-	-	-	-	-	-
Change in unrealized	6,650	(211)	-	(8,522)	730	(1,353)

(a)	Primarily adjustments to deferred policy acquisition costs and reserves related to long-term care business.

Gross realized gains and losses (excluding impairment writedowns and mark-to-market of derivatives) on available for sale fixed maturity and equity security investment transactions included in the Statement of Cash Flows consisted of the following for the six months ended June 30 (in thousands):

	2015	2014
Fixed maturities:
Gross gains	$180	$-
Gross losses	-	(26)

Equity securities:
Gross gains	29	-
Gross losses	-	-

D.	Derivatives

CGI has investments in MBS that contain embedded derivatives (primarily interest-only MBS) that do not qualify for hedge accounting. CGI records the entire change in the fair value of these securities in earnings. These investments are part of CGI’s overall investment strategy, representing a small component of CGI’s overall investment portfolio and had a fair value of $4.9 million at June 30, 2015 and $5.9 million at December 31, 2014. The gain or loss resulting for changes in fair value of these securities is included in realized gains on securities in the Statement of Earnings and was a loss of $587,000 for the six months ended June 30, 2015 and a gain of $255,000 for the six months ended June 30, 2014.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

E.	Shareholder's Equity

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”) Comprehensive income is defined as all changes in Shareholder’s Equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities.

The progression of the components of accumulated other comprehensive income follows (in thousands):

		Other Comprehensive Income
	AOCI			Net	AOCI
	Beginning			of	Ending
	Balance	Pretax	Tax	Tax	Balance
Six Months Ended June 30, 2015
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period	$(775)	$271	$(504)
Reclassification adjustment for realized (gains) losses included in net earnings (a)	844	(295)	549
Total net unrealized gains on securities (b)	$4,630	69	(24)	45	$4,675

Six Months Ended June 30, 2014
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period	$(1,856)	$651	$(1,205)
Reclassification adjustment for realized (gains) losses included in net earnings (a)	(227)	79	(148)
Total net unrealized gains on securities (b)	$9,903	(2,083)	730	(1,353)	$8,550

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in CGI’s Consolidated Statement of Earnings:

OCI component	Affected line in the Consolidated Statement of Earnings
Pretax	Realized gains on securities
Tax	Provision for income taxes

(b)
Includes net unrealized gains of $46,000 at June 30, 2015 compared to $35,000 at December 31, 2014 related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINU ED

F.	Income Taxes

The following is a reconciliation of income taxes at the statutory rate of 35% to the provision (benefit) for income taxes as shown in the Statement of Earnings for the six months ended June 30 (dollars in thousands):

	2015		2014
	Amount	% of EBT	Amount	% of EBT

Earnings (loss) before income taxes ("EBT")	$(750)		$71

Income taxes (benefit) at statutory rate	$(263)	35%	$25	35%
Effect of:
Tax-exempt interest	(10)	1%	(8)	(11%)
Other	(4)	1%	1	1%
Provision (benefit) for income taxes as shown on the Statement of Earnings	$(277)	37%	$18	25%

G.	Contingencies

CGI is involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. None of these matters are expected to have a material adverse impact on CGI’s results of operations or financial condition.

H.	Subsequent Event

The Company has evaluated subsequent events through September 3, 2015, the date its financial statements were available to be issued.

On April 14, 2015 GAFRI and CGI entered into a definitive agreement with HC2 Holding Inc. to sell all of the stock of CGI and United Teacher Associates Insurance Company, an affiliate. The agreement is subject to receipt of regulatory approvals and is expected to close in the second half of 2015.